UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 16, 2022
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement
Amendment to Existing Securitization Program

On November 16, 2022, Bunge Limited (“Bunge”) restructured its trade receivables securitization program (the “Securitization Program”) from a deferred purchase price to a pledge structure. Specifically, Bunge and certain of its subsidiaries amended its Securitization Program existing with Coöperatieve Rabobank U.A., as administrative agent (the “Administrative Agent”) and certain commercial paper conduit purchasers and committed purchasers (the “Purchasers”) pursuant to the Twenty-Second Amendment to the Receivables Transfer Agreement and Seventh Amended and Restated Receivables Transfer Agreement (collectively, the “Securitization Program Transaction Documents”).

Under the new pledge structure, the deferred purchase price mechanism applicable to the transfers of receivables among Bunge Securitization B.V., as seller under the Securitization Program (the “Seller”), and the Purchasers was removed and replaced with mechanics that permit the Seller to identify certain receivables to be sold to the Purchasers (the “Sold Receivables”) and to retain ownership of the remaining receivables (the “Unsold Receivables”) under the Securitization Program. In addition, pursuant to the amendments, the Seller agrees to guaranty the collection of Sold Receivables and grants a lien to the Administrative Agent in all Unsold Receivables to secure the Seller’s guaranty obligations. Prior to these amendments, Bunge reported collections of the deferred purchase price on receivables sold under the Securitization Program as investing cash flows. As a result of these amendments, Bunge will report collections on newly originated “Unsold Receivables” as operating cash flows, Bunge’s reported operating cash flows will no longer be adversely impacted and its reported investing cash flows will no longer be favorably impacted by collections related to a deferred purchase price under the Securitization Program. Other relevant terms and conditions of the Securitization Program were substantially unchanged by these amendments.

The Securitization Program Transaction Documents contain certain customary representations and warranties and affirmative covenants, including a representation as to the eligibility of the receivables being sold, and contain customary termination events and service defaults. Bunge and its subsidiaries are required to repurchase any receivables that are not eligible as represented on the date of sale or become subject to certain non-credit related obligor offsets following sale to the Securitization Program. Apart from such repurchase obligations, any recourse to Bunge and its subsidiaries under the Securitization Program will be limited to Bunge’s first loss position as subordinated lender, which will be sized based on the historical performance of Bunge’s pool of trade receivables.

The foregoing description of the Securitization Program Transaction Documents is not complete and is qualified in its entirety by reference to the full text of the Twenty-Second Amendment to the Receivables Transfer Agreement and the Seventh Amended and Restated Receivables Transfer Agreement, a copy of each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022. The Twenty-First Amendment to the Receivables Transfer Agreement and the Sixth Amended and Restated Receivables Transfer Agreement, which were amended by the Securitization Program Transaction Documents described above, were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2022.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 - Financial Statements and Exhibits
(d):     Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2022

BUNGE LIMITED

By:	/s/ John W. Neppl
Name:	John W. Neppl
Title:	Executive Vice President, Chief Financial Officer